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                                                                   EXHIBIT 10.10


                         FALCON BUILDING PRODUCTS, INC.
                      SENIOR EXECUTIVE STOCK PURCHASE PLAN


         1. Purpose. The Falcon Building Products, Inc. Senior Executive Stock Purchase Plan (the "Plan") has been established by Falcon Building Products, Inc. (the "Company") to secure for the Company and its shareholders the benefits arising from capital ownership, and thereby entrepreneurial risk, by those senior executive officers of the Company and its subsidiaries who are and will be responsible for the future growth and continued success of the Company and its subsidiaries. The Plan will provide a means whereby such individuals, pursuant to purchases under the Plan, will acquire shares of Class A common stock, par value $0.01 per share, of the Company ("Class A Stock") coincident with the initial public offering of Class A Stock (the "IPO").

         2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in a Committee (the "Committee") consisting of two or more non-employee members of the Board of Directors of the Company (the "Board") who are appointed by, and may be removed by, the Board and who are disinterested persons within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any interpretation of the Plan by the Committee and any decision made by the Committee on any matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan.

         3. Participation. Prior to the effective date of the registration statement to be filed by the Company with the Securities and Exchange Commission in September 1994 in connection with the IPO (the "IPO Date"), the Committee shall determine and designate from among the senior executive officers of the Company and its subsidiaries (including employees who are also directors) the officers who will participate in the Plan and purchase shares of Class A Stock on the IPO Date ("Participants").

         4. Shares Subject to the Plan. The number of shares of Class A Stock available for purchase under the Plan shall not exceed, in the aggregate, 196,500 shares, which may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

         5. Stock Purchase. Subject to the terms and conditions of the Plan, each Participant shall (i) be required to purchase from the Company the number of shares of Class A Stock that can be purchased based on the multiple of his salary set forth in the first column below and the IPO Price (as defined in subsection 5.1) (the "Required Purchased Shares) and (ii) upon the purchase of the Required Purchased Shares, have the opportunity to purchase from the Company all or any of the number of additional shares of Class A Stock that can be purchased based on the multiple of his salary set forth in the second column below and the IPO Price (the "Optional
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Purchased Shares) (the Required Purchased Shares and the Optional Purchased
Shares are referred to collectively as the "Purchased Shares"):

                               Required Purchased          Optional Purchased
                             Shares Salary Multiple       Shares Salary Multiple
                             ----------------------       ----------------------
President/CEO                          2.5                          2.5
Senior Vice President                   1                            1
President/Subsidiary                    1                            1

Notwithstanding the foregoing, the Company shall have no obligation to sell any Purchased Shares to any Participant unless the IPO is successfully completed on or prior to December 31, 1994.

                  5.1. Purchase Price. The purchase price per share for the Purchased Shares shall be equal to the price of Class A Stock that is sold to the public in the IPO (the "IPO Price"). The amount of a Participant's "Purchase Price" shall be equal to the number of his Required Purchased Shares and the number of Optional Purchased Shares he elects to purchase multiplied by the IPO Price.

                  5.2. Purchase. Each Participant shall purchase the Required Purchased Shares and the number of Optional Purchased Shares he elects to purchase by giving written notice to the Secretary of the Company at the principal executive offices of the Company prior to the IPO Date; provided, that the Participant may purchase only whole shares of Class A Stock. Such notice shall specify the number of shares of Class A Stock to be purchased and shall be accompanied by payment of the Purchase Price for such shares. The portion of the Purchase Price not being financed by a loan pursuant to subsection 5.3 shall be paid by the Participant to the Company in cash.

                  5.3. Purchase Loan. The Company shall make a loan (a "Loan") to each Participant in an amount up to 90% of the Purchase Price for his Required Purchased Shares and up to 95% of the Purchase Price for his Optional Purchased Shares, as selected by the Participant, which may be used only for the purpose of financing the purchase, subject to the following:

                  (a) Each Loan shall be evidenced by a promissory note in such form as the Committee shall approve; provided, that the note shall (i) provide full recourse to the Participant, (ii) provide for interest at the rate of six and one-half percent (6-1/2%) per annum or, if higher, the applicable Federal rate per annum determined under section 1274(d) of the Internal Revenue Code in effect during the month in which the IPO Date occurs, compounded semi-annually, (iii) be secured by a Pledge Agreement (described in subsection 5.4), and (iv) comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.


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                  (b) Subject to the prepayment provisions of subsection 5.5 and the acceleration provisions set forth in paragraphs (c) and (d) below, each Loan shall mature on December 1, 2001 (the "Maturity Date"), at which time interest shall be payable.

                  (c) Subject to the repurchase provisions of section 8, the principal and interest outstanding under a Loan of a Participant who retires on or after age 65 or whose employment with the Company and its affiliates terminates by reason of his death or Disability (as defined below) or is terminated for a reason other than Cause (as defined below) will not become due and payable until the Maturity Date of the Loan. All principal and interest outstanding under a Loan with respect to any other Participant will automatically become due and payable on the date the Participant's employment with the Company and its affiliates terminates. "Disability" means a determination by the Committee in its sole discretion that a Participant has become "disabled" within the meaning of the Company's long-term disability plan as in effect at the time. "Cause" means a Participant has been convicted of a felony (without regard to whether the conviction is subject to appeal), the Board or the Committee has determined that the Participant has willfully engaged in gross misconduct materially and demonstrably injurious to the Company, or the Participant has willfully failed to substantially perform his duties (other than any such failure resulting from the Participant's Disability) and has failed to remedy the situation within ten (10) business days after receiving from the Committee a written demand for substantial performance that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties. No act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  (d) The Company has the right to accelerate the principal and interest due under the Loan if any of the following events occurs: (i) the Participant defaults in the payment of any amount due under the Loan and the default remains uncured for a period of ten (10) days after the date the Company gives the Participant notice of the default,
         (ii) the Participant defaults under or breaches any other covenant, representation or warranty under the Loan note, the Pledge Agreement or any other agreement under the Plan and the default or breach remains uncured for a period of thirty (30) days after the date the Company gives the Participant notice of his default or breach, (iii) the Participant applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under Chapter 13 of the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law, or (iv) any court of competent jurisdiction enters an order, judgment or decree, without the application, approval or consent of the Participant, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a


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         substantial part of the assets of the Participant, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days.

                  (e) If a Participant fails to make any payment required under his Loan when due, the Company may foreclose on the Pledged Property (as defined in subsection 5.4) and may otherwise enforce its rights under the Plan and any Loan note or other agreement entered into under the Plan.

                  5.4. Pledge of Shares.

                  (a) Each Participant shall enter into an agreement with the Company in such form as the Committee shall approve (the "Pledge Agreement") to pledge to the Company all of the Purchased Shares (the "Pledged Shares"), any non-cash dividends or distributions payable with respect to such shares and any securities or other property (other than cash) payable in respect of or in exchange for such shares pursuant to any merger, reorganization, consolidation, recapitalization, exchange offer or other similar corporate transaction ("Related Property") and all proceeds thereof (collectively, the "Pledged Property") to secure repayment of the Loan. Notwithstanding the foregoing, in the event that the Committee determines that a Participant would recognize a net increase in taxable income from the receipt of any such dividends or distributions, the Committee may in its discretion permit the Participant to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

                  (b) Certificates representing shares of stock that consist of Pledged Property shall bear the following legend in addition to any other legends that the Company may deem appropriate:

                  THIS CERTIFICATE AND THE SHARES OF STOCK AND ALL RIGHTS HEREBY REPRESENTED ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE FALCON BUILDING PRODUCTS, INC. SENIOR EXECUTIVE STOCK PURCHASE PLAN, ANY AGREEMENT UNDER THAT PLAN AND THE PLEDGE AGREEMENT BETWEEN THE OWNER OF SUCH SHARES AND FALCON BUILDING PRODUCTS, INC. AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SUCH PLAN AND AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF FALCON BUILDING PRODUCTS, INC.

                  (c) Any cash received upon an exchange or conversion of Pledged Property shall be applied to reduce the outstanding Loan balance (with principal and interest being reduced proportionately). Any cash in excess of that applied against the outstanding Loan balance shall be paid to the Participant, provided, that if the Pledged Property was subject to restriction under section 6, the Company shall delay payment of the excess


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         cash and interest until the earlier of the end of the Restricted Period
         (as defined in section 6) or the date of repurchase (described in section 8).

                  5.5. Prepayments of Loan and Releases from Pledge.

                  (a) A Participant may make voluntary prepayments on the Loan at any time without penalty in such minimum amounts as the Committee may determine, which shall be applied first to accrued but unpaid interest, and then to principal.

                  (b) In the event that any cash dividend or distribution is paid by the Company with respect to any Pledged Property relating to the Loan, the Participant shall make a mandatory prepayment with respect to the Loan equal to the amount of such dividend or distribution, which shall be applied first to accrued but unpaid interest under the Loan, then to principal. Notwithstanding the foregoing, in the event that the Committee determines that a Participant would recognize a net increase in taxable income from the receipt of any such dividends or distributions after giving effect to any deduction for the related payment under the Loan, the Committee may in its discretion permit the Participant to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

                  (c) In the event that the Participant at any time desires to obtain a release of all or part of any Pledged Property securing the Loan, whether for the purpose of selling such Pledged Property or otherwise, as a condition to the release, the Participant shall make arrangements satisfactory to the Company for the prepayment by the Participant of an amount equal to the higher of (i) a percentage of the outstanding Loan balance as of the date of the release equal to the percentage in value of the Pledged Property sought to be released and
         (ii) a sufficient portion of the outstanding Loan balance so that the amount of the outstanding Loan balance remaining unpaid after giving effect to such payment does not exceed eighty percent (80%) of the fair market value of the Pledged Property that will remain subject to the Pledge Agreement after giving effect to the release, which shall be applied first to accrued but unpaid interest under the Loan, then to principal.

                  (d) In the event of any prepayment of principal under the Loan, the Company will release from the pledge under the Pledge Agreement a portion of the Pledged Property equal to the percentage of the outstanding principal balance so paid, provided, that (i) the Company will retain Pledged Property with an aggregate fair market value equal to at least one hundred twenty-five percent (125%) of the outstanding Loan balance as of the date of the prepayment (after giving effect to the prepayment) and (ii) to the extent any of the released Pledged Property is subject to restriction under section 6, the Company will retain custody of the property until the end of the Restricted Period.

         6. Restrictions on Shares. From the date of the purchase of the Purchased Shares until the third anniversary of such date (the "Restricted Period"):


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                  (a) Purchased Shares may not be sold, assigned, transferred, pledged or otherwise encumbered;

                  (b) the certificate representing such shares shall be registered in the name of the Participant and shall be deposited with the Company, together with a stock power (in such form as the Company may determine); and

                  (c) the Participant shall be treated as a stockholder with respect to the Purchased Shares, including the right to vote such shares.

         7. Transfers at Termination of Restricted Period. At the end of the Restricted Period with respect to a Participant's Purchased Shares, the certificate representing such shares shall be transferred to the Participant (or the Participant's legal representative or heir) free of all restrictions; provided, that if the shares are still Pledged Shares, the certificate representing such shares shall continue to be held by the Company until its release under the Pledge Agreement.

         8. Repurchase. Notwithstanding any other provisions of the Plan, if prior to the last day of the Restricted Period the Participant's employment with the Company and its affiliates terminates by reason of the Participant's death or Disability or his retirement on or after age 65 or his employment is terminated for a reason other than Cause or a Change in Control (as defined in subsection 9.8) shall have occurred, the Company shall repurchase from the Participant and the Participant (or his legal representative) shall sell to the Company all Pledged Property held by the Participant as of the date of termination or the Change in Control for a price equal to the greater of (i) the fair market value of the property and (ii) the Participant's Purchase Price plus accrued but unpaid interest on the associated Loan less the aggregate amount of dividends and distributions paid on the Participant's Purchased Shares from his date of purchase. The repurchase price will be applied first to the payment of the Participant's outstanding Loan balance and then any excess amount will be paid to or on behalf of the Participant. In the case of a shortfall, the Participant will be required to pay any remaining Loan balance.

         9.       General.

                  9.1. Effective Date and Duration. The Plan will become effective upon its approval by the Company's shareholders. Offers made under the Plan prior to such approval are subject to such approval. No offers will be made under the Plan after the IPO Date.

                  9.2. Agreements Evidencing Participation. At the time of his designation as a Participant, the Committee may require a Participant to enter into one or more agreements with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may in its discretion prescribe.

                  9.3. Nontransferability. No right provided under the Plan to any Participant may be transferred, pledged or assigned by the Participant (except, in the event of the Participant's death, by will or the laws of descent and distribution), and the Company shall not be required to


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recognize any attempted assignment of such rights by any Participant. During a
Participant's lifetime, purchases may be made only by him or by his guardian or legal representative.

                  9.4. Compliance with Applicable Law and Withholding.

                  (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Class A Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

                  (b) Prior to the issuance of any shares of Class A Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

                  (c) With respect to any person who is subject to section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any award under the Plan that it deems necessary or desirable to comply with the requirements of Rule 16b-3.

                  (d) If at any time the Company in its sole discretion determines that the listing, registration or qualification (or any updating of any such document) of the shares of Class A Stock issuable under the Plan is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Class A Stock under the Plan, the shares of Class A Stock shall not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  (e) The Company shall have the right to require a Participant to pay to the Company the amount of any taxes that are required to be withheld with respect to a Participant's participation in the Plan, including any such taxes required to be withheld in connection with (i) the purchase by the Participant of any Purchased Shares, (ii) any dividend or distribution in respect of the Purchased Shares or any Related Property, (iii) any repayment of a Loan, (iv) the lapse of the Restricted Period, (v) any release of Pledged Property or (vi) any sale of Purchased Shares or any Related Property. To the extent permitted by the Committee, a Participant may elect to have any distribution otherwise required to be made under the Plan to be withheld to fulfill any tax withholding obligation.

                  9.5. No Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or an affiliate or the right to continue as a director of the Company


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or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

                  9.6. Shareholder Status. No award to a Participant under the Plan shall create any rights in such Participant as a shareholder of the Company until shares of Class A Stock are registered in the name of the Participant.

                  9.7. Amendment of the Plan. Subject to any approval of the shareholders of the Company which may be required, the Board may at any time amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment shall alter or impair the rights of any Participant with respect to any award previously made under the Plan without the consent of the holder thereof or make any change that would disqualify the Plan, intended to be so qualified, from the exemption provided by Rule 16b-3.

                  9.8. Immediate Acceleration in Event of a Change in Control. Notwithstanding any provision of the Plan to the contrary or the normal terms of vesting under any award, all Purchased Shares will become fully vested immediately if a Change in Control occurs. For purposes of the Plan, a "Change in Control" shall have occurred if:

                  (a) any person, entity or group (other than the Company or a subsidiary) acquires 50% or more of the outstanding common stock of the Company from the holders thereof;

                  (b) there has been a merger or combination of the Company with one or more other entities after which 50% or more of the voting stock of the surviving corporation is held by persons other than former stockholders of the Company; or

                  (c) 20% or more of the directors elected by stockholders to the Board of Directors of the Company are persons who were not nominated by management in the most recent proxy statement of the Company.

                  9.9. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the internal laws of the State of Illinois and construed accordingly.


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